SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): March 21, 2003


                          CARNIVAL CORPORATION
                          --------------------
            (Exact name of registrant as specified in its charter)


     Republic of Panama             1-9610                  59-1562976
  ---------------------------    -----------------       ------------------
(State or other jurisdiction  (Commission File Number) (I.R.S. Employer
 of incorporation)                                      Identification No.)



        3655 N.W. 87th Avenue, Miami, Florida             33178-2428
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       (Address of principal executive offices)           (Zip code)



     Registrant's telephone number, including area code:   (305) 599-2600
                                                           --------------










Item 5. Other Events

     On March 21, 2003, Carnival Corporation issued a press release entitled "Carnival Corporation Reports First Quarter Earnings" attached hereto as
Exhibit 99.1.  The press release in incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     The Exhibit 99.1 press release entitled "Carnival Corporation Reports First Quarter Earnings" dated March 21, 2003 is hereby incorporated by reference.




                                Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2003

                                      CARNIVAL CORPORATION

                                      By: /s/ Gerald R. Cahill
                                          --------------------------------
                                      Name:  Gerald R. Cahill
                                      Title: Senior Vice President-Finance
                                             and Chief Financial and
                                             Accounting Officer





                                Exhibit List


99.1  Press release of Carnival Corporation dated March 21, 2003.


                                                            Exhibit 99.1


CONTACT: Tim Gallagher                             FOR IMMEDIATE RELEASE

             CARNIVAL CORPORATION REPORTS FIRST QUARTER EARNINGS

     MIAMI (03/21/03) - Carnival Corporation (NYSE:CCL) reported net income of $126.9 million ($0.22 diluted EPS) on revenues of $1.03 billion for its first quarter ended February 28, 2003, compared to net income of $129.6 million ($0.22 diluted EPS) on revenues of $906.5 million for the same quarter in 2002. Earnings for the first quarter of 2003 included nonoperating income of $14.7 million, resulting from net insurance proceeds of $19 million, less certain other nonoperating expenses. Earnings for the first quarter of 2002 included $5 million of nonoperating income.

     Cruise revenues for the first quarter of 2003 were up 14 percent compared to the same quarter in 2002 due to an increase in capacity of 14.7 percent, partially offset by a decline in the number of guests purchasing air transportation from the company. Net revenue yields (net revenue per available lower berth day after deducting the cost of air transportation and travel agent commissions) for the quarter were approximately equal to the first quarter of last year. However, excluding the impact of an increase in capacity weighted toward the lower priced contemporary cruise products, net revenue yields for the 2003 quarter were 2 percent higher.

     Cruise costs per available lower berth day were 6.3 percent higher compared to the same quarter in 2002 due primarily to increased fuel costs, the front-loading of advertising expenses into the first half of 2003 and increased insurance, environmental and security expenses. Higher fuel costs accounted for 60 percent of the increase in cost per available lower berth day.

     "Our first quarter 2003 results were impacted by concerns about a war with Iraq, an uncertain worldwide economy and historically high fuel costs," said Carnival Corporation Chairman and CEO Micky Arison. "These factors created an extremely challenging environment for leisure travel businesses around the world. Despite these adversities, we had a reasonably satisfactory quarter, again demonstrating the resiliency of our cruise business," Arison noted.

     During the first quarter of 2003, Holland America Line launched the new 1,848-passenger Zuiderdam from Fort Lauderdale, Fla., the first ship in its new Vista-class series, which offers about 85 percent of its cabins with ocean views, of which approximately 80 percent have balconies. Arison noted that the ship has been receiving rave reviews from consumers and travel agents alike, as well as receiving a premium price compared to the other Holland America ships.

     Looking to the remainder of 2003, the factors which affected the first quarter are also impacting the balance of the year, particularly the second quarter. Bookings for the second quarter slowed as concerns over the war with Iraq heightened, causing a close-in booking curve and resulting in a reduction in cruise prices. Because of the Iraqi war and its impact on consumer travel, the company is not able to give specific guidance for second quarter net revenue yields, other than they are expected to be less than last year. Costs per available lower berth day are expected to rise approximately 10 to 12 percent in the second quarter compared to last year's levels due primarily to the same cost areas, which affected the first quarter of 2003.

     Booking volumes for the second half of 2003 remain slightly ahead of last year's levels but not commensurate with the increase in capacity expected for the second half of the year. Pricing remains slightly below last year's levels. Because of the close-in booking pattern and the uncertain geopolitical environment, it is too early to give net revenue yield guidance for the second half of 2003. Excluding the impact of higher fuel costs, operating costs per available lower berth day in the second half of 2003 are expected to be down slightly as compared to the second half of 2002.

     "Although in the short term bookings have been impacted by the external factors discussed above, we believe that the fundamental long-term drivers of the cruise industry's growth, such as favorable demographics and low penetration of the vacation market, remain intact," Arison said. "It is primarily because of these factors that we have entered into our proposed combination with P&O Princess Cruises plc," Arison noted. "Now that we are within sight of the completion of this transaction, we are particularly excited about the future prospects for the combined group and believe that our 16-month effort to combine with P&O Princess will bring enhanced value and opportunity to the shareholders and employees of both companies."

     Documents regarding Carnival's dual listed company ("DLC") combination with P&O Princess were mailed to Carnival and P&O Princess shareholders this week. Extraordinary General Meetings for shareholder approval of the DLC proposal are scheduled for April 14, 2003 for Carnival shareholders and April 16, 2003 for P&O Princess shareholders. Subject to shareholder approval, Carnival expects closing of the transaction to occur shortly thereafter. Assuming the transaction closes in April, Carnival would include P&O Princess' operations in its consolidated operating results commencing with Carnival's 2003 second quarter. The guidance provided above does not take into account the consolidation of P&O Princess.

     Carnival has four new ships scheduled for delivery this year. Costa Cruises' 2,114-passenger Costa Mediterranea is expected to be delivered in May 2003, Carnival Cruise Lines' 2,974-passenger Carnival Glory and Holland America's 1,848-passenger Oosterdam in June 2003, and Costa's 2,720-passenger Costa Fortuna in November 2003.

     Carnival has scheduled a conference call with analysts at 10 a.m. EST (15.00 London time) today to discuss its 2003 first quarter earnings. This call can be listened to live, and additional information can be obtained, at the company's web site at www.carnivalcorp.com.

     Carnival Corporation is comprised of Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Costa Cruises, Cunard Line, Holland America Line, Seabourn Cruise Line and Windstar Cruises. Carnival Corporation's six brands operate 45 ships in the Bahamas, the Caribbean, Alaska, Europe, Mexico, South America and other worldwide destinations, and have 13 new ships scheduled for delivery between now and mid-2006.

******************************************************************************
Cautionary note concerning factors that may affect future results

Certain statements in this announcement are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Carnival Corporation has tried, wherever possible, to identify such statements by using words such as "will," "may," "anticipate," "estimates," "assume," "believe," "expect," "forecast," "future," "intend," "plans" and words and terms of similar substance in connection with any discussion of future operating or financial performance. Because forward-looking statements, including those which may impact the forecasting of Carnival's net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, estimates of ship depreciable lives and residual values, or business prospects, involve risks and uncertainties, there are many factors that could cause Carnival's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for Carnival's cruise brands; conditions in the cruise and land-based vacation industries, including vacation industry competition and increases in capacity offered by cruise ship and land-based vacation alternatives; effects on consumer demand of the international political and economic climate, and armed conflict, terrorist attacks, adverse publicity and the availability of air service; continued availability of attractive port destinations; changes in environmental, health, safety, security and other regulatory regimes under which Carnival operates; Carnival's ability to obtain financing on terms that are favorable or consistent with its expectations; Carnival's financial and contractual counterparties' ability to perform; Carnival's ability to implement its shipbuilding programs and brand strategies and to continue to expand its businesses worldwide; Carnival's ability to attract and retain shipboard crew and maintain good relations with employee unions; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and increases in food, fuel, insurance and security costs; weather patterns and natural disasters; accidents and other incidents at sea affecting the health, safety, security and vacation satisfaction of passengers; Carnival's ability to successfully implement cost improvement plans and to integrate business acquisitions; the continuing financial viability of Carnival's travel agent distribution system; and the ability of a small group of shareholders effectively to control the outcome of shareholder voting. Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable laws, Carnival expressly disclaims any obligation to disseminate any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Carnival filed with the U.S. Securities and Exchange Commission in connection with its dual listed company proposal (which includes a partial share offer to P&O Princess shareholders) a registration statement on Form S-4/proxy statement on Schedule 14A, as well as a registration statement on Form S-4/statement on Schedule TO. Both registration statements contain a prospectus and other documents relating to the dual listed company proposal. Carnival has mailed to shareholders of P&O Princess the prospectus contained in the registration statement/Schedule TO declared effective by the SEC. Carnival has also mailed the proxy statement and the prospectus contained in the registration statement/proxy statement to its shareholders. These registration statements, the prospectuses, the proxy statement and the Schedule TO contain important information about Carnival, P&O Princess, the dual listed company proposal and related matters. Stockholders should read the registration statements, the prospectuses, the proxy statement, the Schedule TO and the other documents filed with the SEC in connection with the dual listed company proposal carefully before they make any decision with respect to the proposal. The registration statements, the prospectuses, the proxy statement, the Schedule
TO and all other documents filed with the SEC in connection with the dual listed company proposal and prior pre-conditional offer are available free of charge at the SEC's web site, at www.sec.gov. In addition, these documents are available to shareholders free of charge by writing to Tim Gallagher at Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida, 33178-2428.

In addition to the registration statements, the prospectuses, the proxy statement, the Schedule TO and the other documents filed with the SEC in connection with the dual listed company proposal, Carnival is obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. Persons may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.

The identities of the participants in the solicitation of Carnival shareholders for purposes of Rule 14a-12(a)(1) under the Securities Exchange Act of 1934 and their interests in the offer and transactions related to it are set forth in Appendix VI to Carnival's filing under rule 423 dated October 25, 2002. Implementation of the dual listed company proposal is subject to various conditions, including the approvals of Carnival and P&O Princess shareholders. Contact information:

For investor relations, please contact Beth Roberts, Tel: 1-305-599-2600, ext. 19066, and for media inquiries, please contact Tim Gallagher, Tel: 1-305-599-2600, ext. 16000, Carnival Corporation, Carnival Place, 3655 N.W. 87 Avenue, Miami, Florida 33178-2428.



                            CARNIVAL CORPORATION
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                           THREE MONTHS ENDED
                                               FEBRUARY 28,
                                           2003           2002 (a)
                                (in thousands, except earnings per share)


 Revenues                               $1,031,105     $  906,531
 Costs and Expenses
   Operating                               615,194        519,562
   Selling and administrative              177,118        151,403
   Depreciation and amortization           106,483         89,754
                                           898,795        760,719

Operating Income                           132,310        145,812

 Nonoperating (Expense) Income
   Interest income                           4,229          6,663
   Interest expense,
     net of capitalized interest           (29,392)       (29,455)
   Other income, net                        14,729(b)       4,959
                                           (10,434)       (17,833)
Income Before Income Taxes                 121,876        127,979

Income Tax Benefit, Net                      5,003          1,661

Net Income                              $  126,879     $  129,640

 Earnings Per Share
   Basic                                     $0.22          $0.22
   Diluted                                   $0.22          $0.22

 Weighted Average Shares
   Outstanding - Basic                     586,895        586,268
 Weighted Average Shares
   Outstanding - Diluted                   587,780        587,739


(a) Certain amounts in 2002 have been reclassified to conform to the 2003 presentation.
(b) Includes $19 million from net insurance proceeds, less certain other nonoperating expenses.





                            CARNIVAL CORPORATION
                            SELECTED INFORMATION


                                             THREE MONTHS ENDED
                                                 FEBRUARY 28,
                                           2003             2002 (a)
                                    (in thousands, except percentages)


SEGMENT INFORMATION
  Revenues
    Cruise                             $1,027,475         $  901,263
    Tour                                    5,519              5,706
    Intersegment elimination               (1,889)              (438)
                                       $1,031,105         $  906,531

  Operating expenses
    Cruise                             $  609,410         $  512,236
    Tour                                    7,673              7,764
    Intersegment elimination               (1,889)              (438)
                                       $  615,194         $  519,562

  Selling and administrative expenses
    Cruise                             $  169,501         $  143,777
    Tour                                    7,617              7,626
                                       $  177,118         $  151,403

  Operating income (loss)
    Cruise                             $  143,557         $  156,983
    Tour                                  (11,247)           (11,171)
                                       $  132,310         $  145,812


STATISTICAL INFORMATION
  Passengers carried                          923                772
  Available lower berth days                5,805              5,060
  Occupancy percentage                      102.8%             102.8%


(a) Certain amounts in 2002 have been reclassified to conform to the 2003 presentation. In addition, in 2003 the company commenced allocating all corporate expenses to its cruise segment and, accordingly, the 2002 presentation has been restated to conform to the 2003 presentation.